UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2013

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

El Dorado Facility

On December 31, 2013, El Dorado Chemical Company (“EDCC”), a subsidiary of LSB Industries, Inc. (the “Company”), entered into an agreement with SAIC Constructors, LLC (“Constructors”) to engineer, procure and construct support facilities (“Facilities”) for the ammonia plant, nitric acid plant and concentrator to be constructed at EDCC’s site in El Dorado, Arkansas. The total cost of these support Facilities is estimated at approximately $83 million. The support Facilities are expected to be completed in phases throughout 2015, assuming no unexpected delays.

Some of the statements contained in this report contain certain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include statements as to the estimated cost of the support Facilities and the expected completion date of the support Facilities. You should not rely on forward-looking statements because actual results or events may differ materially from those indicated by these forward-looking statements as a result of a number of important facts as listed under “Risk Factors” and in “Special Note Regarding Forward-Looking Statements” contained in our Form 10-K for year ended December 31, 2012, and our quarterly report on Form 10-Q for the quarterly period ended September 30, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Engineering, Procurement and Construction Agreement, dated December 31, 2013, between El Dorado Chemical Company and SAIC Constructors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2014

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance,
Chief Financial Officer